UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 18, 2022

CAPSTONE GREEN ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16640 Stagg Street, Van Nuys, California		91406
(Address of Principal Executive Offices)		(Zip Code)
(818) 734-5300
(Registrant’s Telephone Number, Including Area Code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CGRN	NASDAQ Capital Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 18, 2022, Capstone Green Energy Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Lake Street Capital Markets, LLC, as representative of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, in an underwritten public offering (the “Offering”) (i) 2,934,498 shares of the Company’s common stock (each a “Share” and collectively, the “Shares”), $0.001 par value per share (the “Common Stock”) and (ii) accompanying warrants (each a “Warrant” and collectively, the “Warrants”) to purchase an aggregate of 2,934,498 shares of Common Stock (each a “Warrant Share” and collectively, the “Warrant Shares”). The combined offering price to the public in the Offering was $2.75 per Share and accompanying Warrant to purchase one share of Common Stock, and the Underwriters agreed to purchase the Shares and accompanying Warrants from the Company pursuant to the Underwriting Agreement at a combined purchase price for one Share and accompanying Warrant of $2.585, representing an underwriting discount of 6%.

The Offering of the Shares and the Warrants was registered pursuant to a shelf registration statement (No. 333-254547) on Form S-3 filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 22, 2021, and declared effective on April 14, 2021 (the “Registration Statement”), and made pursuant to a prospectus supplement, dated August 18, 2022, and accompanying prospectus that formed a part of the Registration Statement relating to the Offering.

The Warrants have an exercise price of $2.75 per Warrant Share (the “Exercise Price”). The Warrants are immediately exercisable at the Exercise Price, subject to adjustments provided under the terms of the Warrants. The Warrants are exercisable for five years from the initial exercise date. The form of Warrant is attached to this Current Report on Form 8-K as Exhibit 4, and the terms of the Warrants are described in the final prospectus supplement relating to the Offering dated August 18, 2022.

Lake Street Capital Markets, LLC acted as sole book-running manager for the Offering and Joseph Gunnar & Co., LLC acted as co-manager for the Offering.

The Offering closed on August 23, 2022 (the “Closing Date”), and the Company estimates that net proceeds from the sale of the Shares and the accompanying Warrants, after deducting underwriting discounts and commissions and other estimated Offering related expenses payable by the Company, and excluding the proceeds, if any, from the exercise of Warrants, are approximately $7.2 million. The Company intends to use the net proceeds of the Offering for working capital, general corporate purposes and growth initiatives, including to expand the Company’s Energy as a Service long-term rental fleet.

The description of the Underwriting Agreement and the Warrants set forth above in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement and the form of Warrant, copies of which are attached to this Current Report on Form 8-K as Exhibit 1.1 and Exhibit 4, respectively, and are incorporated by reference herein.

The Underwriting Agreement has been included to provide investors and security holders with information regarding their terms. It is not intended to provide any other factual information about the Company. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Act”), other obligations of the parties thereto and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

Katten Muchin Rosenman LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, the Warrants and the Warrant Shares, a copy of which is attached to this Current Report on Form 8-K as Exhibit 5.1 and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On August 18, 2022, the Company issued a press release announcing the launch of the Offering. On August 19, 2022, the Company issued a press release announcing the pricing of the Offering. On August 23, 2022, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are furnished with this Current Report on Form 8-K as Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3 respectively, and are incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Act, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, entered into by and among Capstone Green Energy Corporation and the several Underwriters named therein, dated as of August 18, 2022.
4	Form of Common Stock Purchase Warrant.
5.1	Opinion of Katten Muchin Rosenman LLP with respect to validity of the Shares, Warrants and Warrant Shares.
23.1	Consent of Katten Muchin Rosenman LLP (included in the opinion filed as Exhibit 5.1).
99.1	Press Release, dated August 18, 2022, announcing the launch of the Offering (furnished herewith).
99.2	Press Release, dated August 19, 2022, announcing the pricing of the Offering (furnished herewith).
99.3	Press Release, dated August 23, 2022, announcing the closing of the Offering (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE GREEN ENERGY CORPORATION

Dated: August 23, 2022	By:	/s/ Scott Robinson
Name: Scott Robinson
Title: Interim Chief Financial Officer (Principal Financial Officer)

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